February 22, 2017

FOR ADDITIONAL INFORMATION

Media	Investors
Ken Stammen	Randy Hulen	Sara Macioch
Manager, Communications	Vice President, Investor Relations	Manager, Investor Relations
(614) 460-5544	(219) 647-5688	(614) 460-4789
kstammen@nisource.com	rghulen@nisource.com	smacioch@nisource.com

NiSource Reports 2016 Earnings

•	Earnings in line with guidance for the year

•	Financial results demonstrate enduring strength of utility infrastructure investment strategy

•	Record $1.5 billion invested across seven states, driving safety, reliability and environmental improvements

•	2017 earnings guidance range reaffirmed and capital guidance updated

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, income from continuing operations for the twelve months ended December 31, 2016 of $328.1 million, or $1.02 per share, compared to $198.6 million, or $0.63 per share, in 2015. Operating income was $858.2 million for the twelve months ended December 31, 2016, compared with $799.9 million in 2015.
NiSource also reported net operating earnings (non-GAAP) of $351.2 million, or $1.09 per share, for the twelve months ended December 31, 2016, compared to $298.8 million, or $0.94 per share, in 2015. Operating earnings (non-GAAP) for the twelve months ended December 31, 2016 were $894.2 million, compared to $832.1 million in 2015.
For the three months ended December 31, 2016, income from continuing operations (GAAP) was $88.8 million, or $0.28 per share, compared to $64.4 million, or $0.20 per share, for the same period in 2015. On a non-GAAP basis, net operating earnings were $107.6 million, or $0.33 per share, compared to $99.6 million, or $0.31 per share, for the same period in 2015.
NiSource’s solid financial performance continues to be driven by execution of its long-term utility infrastructure modernization programs. Schedules 1 and 2 of this news release contain a reconciliation of non-GAAP to GAAP earnings.
“Our financial and operational results in 2016 - our first fiscal year operating exclusively as a regulated utility - demonstrate the strength of our long-term infrastructure investment strategy," said NiSource President and CEO Joseph Hamrock. “These utility investments enhanced the safety, reliability and environmental performance of our system, as well as customer service and employee training, all of which supported earnings and dividend growth for our investors."
Hamrock noted that NiSource's non-GAAP net operating earnings of $1.09 per share were within the company's 2016 guidance range of $1.05 to $1.10 per share.

Significant NiSource achievements included:

•
Investing a record $1.5 billion in its gas and electric utilities. This includes replacing 406 miles of priority pipe across seven states, 12 percent more than in 2015, driving continued reductions in leaks, outages and emissions. In addition, NiSource replaced 60 miles of underground electric cable and 1,205 electric poles, increasing electric reliability.

•
Completing significant regulatory initiatives supporting system modernization, including gas base rate case settlement approvals in Kentucky, Maryland and Pennsylvania (a settlement was reached in Virginia in January 2017); approvals of settlements in a long-term electric modernization program and electric base rate case in Indiana; and tracker updates in several states.

•	Opening a new modern field employee training center in Pennsylvania, and beginning construction on training centers in Ohio and Virginia. Construction of a Massachusetts facility begins in 2017.

•	Charting Northern Indiana Public Service Company's (NIPSCO) future electric generation strategy, as well as advancing NIPSCO's two major electric transmission projects.

•	Committing to further reduce greenhouse gas emissions as a founding member of the U.S. Environmental Protection Agency's Methane Challenge Program.

2017 Earnings Guidance, Financial Commitments Reaffirmed; Capital Budget Increased
NiSource continues to expect to deliver non-GAAP net operating earnings per share of $1.12 to $1.18 in 2017, and now expects to make approximately $1.6 to $1.7 billion in planned infrastructure investments in 2017, up from the previous estimate of $1.5 billion. The increase is driven primarily by investments in the electric business related to increasing reliability and repositioning NIPSCO's generation fleet.
This expected investment level keeps the company on track for sustained execution on the $30 billion of long-term regulated utility investments the company outlined in 2014. With this robust investment and steady earnings and dividend growth projected, NiSource also remains committed to maintaining investment grade credit ratings. Standard & Poor's rates NiSource at BBB+, Moody's at Baa2 and Fitch at BBB, all with stable outlooks. As of December 31, 2016, NiSource maintained $684 million in net available liquidity, consisting of cash and available capacity under a credit facility.
Consistent with our financial commitment to grow our dividend, NiSource increased its annual dividend on January 27, 2017 by 6.1 percent.

NiSource reminds investors that it does not provide a GAAP equivalent of its earnings guidance due to the impact of unpredictable factors such as fluctuations in weather, asset sales and impairments, and other items included in GAAP results.
Additional information for the year ended December 31, 2016 is available on the Investors section of www.nisource.com, including segment and financial information and our presentation to be discussed at our fourth quarter and year-end 2016 earnings conference call scheduled for February 22, 2017 at 9:00 a.m. ET.

Fourth Quarter 2016 and Recent Business Highlights
During the fourth quarter, NiSource continued execution on its well-established, customer-focused infrastructure modernization investments. Together with regulatory initiatives and enhanced customer programs, these investments are improving how we deliver for customers, communities and investors.

Gas Distribution Operations

•
New rates became effective December 19, 2016 at Columbia Gas of Pennsylvania (CPA) following Pennsylvania Public Utility Commission approval in October 2016 of a joint settlement agreement in CPA's base rate case. The approved settlement supports the company’s continued upgrade and replacement of its infrastructure, and allows recovery of increases in the company’s safety-related operating and maintenance costs. The new rates increase CPA’s annual revenue by $35 million, and the settlement includes incentives to expand gas service to commercial customers.

•
On January 12, 2017 Columbia Gas of Virginia (CVA) reached a settlement with all parties to its base rate case pending before the Virginia State Corporation Commission (SCC). The settlement, if approved as filed, would allow for a $28.5 million annual revenue increase. CVA filed the rate request in April 2016, seeking to adjust its base rates to recover investments that improve the overall safety and reliability of its distribution system. The case also supports the growth of CVA's system driven by increased customer demand for service. CVA implemented updated interim base rates, subject to refund, in September 2016. On February 8, 2017 the hearing examiner recommended approval of the settlement without modification, and an SCC decision is expected in the first half of 2017.

•
Columbia Gas of Kentucky (CKY) implemented new base rates on December 27, 2016 following Kentucky Public Service Commission modification and approval of its base rate case settlement. The approval includes an annual revenue increase of $13.1 million, and supports continued system modernization and pipeline safety investments.

•
Columbia Gas of Maryland (CMD) implemented new base rates on October 27, 2016 following Maryland Public Service Commission (PSC) approval of a settlement agreement in its base rate case. The approval increases annual revenue by $3.7 million and supports the continued replacement of aging infrastructure and increased pipeline safety investments.

•
Columbia Gas of Massachusetts (CMA) implemented revised rates under its 2015 base rate case settlement. The settlement provided for a $3.6 million incremental annual revenue increase, effective November 1, 2016, in addition to the $32.8 million increase that took effect on November 1, 2015. The settlement supports CMA's continued efforts to modernize its pipeline infrastructure and reduce emissions, while positioning its operations to continue to serve customers safely and reliably.

•
NIPSCO continues to execute on its seven-year, $824 million gas infrastructure modernization program to further improve system reliability and safety. On December 28, 2016 the Indiana Utility Regulatory Commission (IURC) approved NIPSCO's semi-annual tracker update covering $66.6 million of investments that were made in the first half of 2016.

•
Several NiSource companies also filed 2017 annual tracker updates related to their gas infrastructure modernization programs. This includes CMA under its Gas System Enhancement Program (GSEP), CVA under Virginia's SAVE Act (Steps to Advance Virginia's Energy Plan) program and CMD under its Strategic Infrastructure Development & Enhancement (STRIDE) program. Combined, these filings provide for recovery of about $125 million in capital investments focused on safety and reliability. The SAVE and STRIDE updates were approved in December. CMA expects a Massachusetts Department of Public Utilities order prior to May 1, 2017, when the update is scheduled to be implemented.

Electric Operations

•
On November 1, 2016 NIPSCO submitted its Integrated Resource Plan (IRP) to the IURC. The IRP outlines NIPSCO's plans to meet its customers' anticipated long-term energy needs. The NIPSCO team worked constructively with stakeholders to develop a balanced plan focused on providing customers affordable, clean energy while maintaining flexibility for future technology and market changes. Under the plan, NIPSCO outlined that the most viable option for the company would be to retire 50 percent of its coal-fired generating fleet, including Bailly Generating Station (Bailly) Units 7 and 8 as soon as mid-2018 and R.M. Schahfer Generating Station (RMSGS) Units 17 and 18 by the end of 2023. The Midcontinent Independent System Operator (MISO) has approved closure of Bailly Units 7 and 8 in mid-2018. Also as outlined in the IRP, on November 1, 2016 NIPSCO requested IURC approval to invest approximately $400 million in required environmental upgrades at its Michigan City Unit 12 and RMSGS Units 14 and 15 generating facilities.

•
New rates became effective October 1, 2016 under NIPSCO's electric base rate case settlement, which was approved by the IURC on July 18, 2016. The settlement provides a platform for NIPSCO’s continued investments and service improvements for customers, and increases NIPSCO’s annual revenues by $72.5 million.

•
NIPSCO is focused on executing on its seven-year electric infrastructure modernization program, which includes enhancements to electric transmission and distribution infrastructure designed to improve system safety and reliability. The IURC-approved program represents approximately $1.25 billion of infrastructure investments to be made through 2022. The company began recovering on approximately $46 million of these investments on February 1, 2017.

•
NIPSCO’s two major electric transmission projects remain on schedule with anticipated in-service dates in the second half of 2018. The 100-mile 345-kV and 65-mile 765-kV projects are designed to enhance region-wide system flexibility and reliability. Substation, line and tower construction are under way for both projects.

Investor Day Scheduled
As previously announced, NiSource will host an Investor Day on March 8, 2017 beginning at 8:00 a.m. ET in New York City. At this event, Hamrock, and other members of NiSource's senior management team, will discuss in detail the company's regulated utility infrastructure investment strategy.
A live webcast with accompanying presentations will be available on www.nisource.com.

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 8,000 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource has been designated a World’s Most Ethical Company by the Ethisphere Institute since 2012 and is a member of the Dow Jones Sustainability - North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. NI-F

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding NiSource’s business, performance, infrastructure or utility investments and growth. Factors that could cause actual results to differ materially from the projections, forecasts, estimates, plans and expectations discussed in this release include, but are not limited to, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; NiSource's ability to obtain expected financial or regulatory outcomes; any damage to NiSource's reputation; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO's electric generation strategy; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified work force; advances in technology; the ability of NiSource's subsidiaries to generate cash; uncertainties related to the expected benefits of the separation of Columbia Pipeline Group, Inc. and other matters referenced in the “Risk Factors” section of NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other filings with the Securities and Exchange Commission. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

Regulation G Disclosure Statement
This press release includes financial results and guidance for NiSource with respect to net operating earnings and operating earnings, which are non-GAAP financial measures as defined by the SEC’s Regulation G. The company includes such measures because management believes they permit investors to view the company’s performance using the same tools that management uses and to better evaluate the Company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be differences between such measures and GAAP equivalents due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other items included in GAAP results. NiSource is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis.

Schedule 1 - Reconciliation of Consolidated Net Operating Earnings (Non-GAAP) to
Income from Continuing Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions, except per share amounts)	2016	2015	2016	2015
Net Operating Earnings (Non-GAAP)	$107.6	$99.6	$351.2	$298.8
Items Excluded from Operating Earnings:
Net Revenues:
Weather - compared to normal	(7.2)	(27.1)	(12.4)	(15.6)
Operating Expenses:
Plant retirement costs(1)	(22.1)	—	(22.1)	—
Environmental costs(2)	—	(0.7)	—	(10.7)
Transaction costs(3)	(0.3)	(1.2)	(2.5)	(4.3)
Gain (loss) on sale of assets and impairments, net	0.6	(0.4)	1.0	(1.6)
Total items excluded from operating earnings	(29.0)	(29.4)	(36.0)	(32.2)
Other Income (Deductions):
Loss on early extinguishment of long-term debt	—	—	—	(97.2)
Income Taxes:
Income taxes - discrete items	—	(14.5)	—	(17.8)
Tax effect of above items	10.2	8.7	12.9	47.0
Total items excluded from net operating earnings	(18.8)	(35.2)	(23.1)	(100.2)
GAAP Income from Continuing Operations	$88.8	$64.4	$328.1	$198.6
Basic Average Common Shares Outstanding	322.9	318.8	321.8	317.7
Non-GAAP Basic Net Operating Earnings Per Share	$0.33	$0.31	$1.09	$0.94
Items excluded from net operating earnings (after-tax)	(0.05)	(0.11)	(0.07)	(0.31)
GAAP Basic Earnings Per Share from Continuing Operations	$0.28	$0.20	$1.02	$0.63
(1) Represents costs incurred associated with the planned retirement of Units 7 and 8 at Bailly Generating Station. Includes costs for contract termination, employee severance and write downs of materials and supplies inventory balances.
(2) Represents costs incurred for liability adjustments at identified Superfund sites.
(3) Represents costs incurred associated with the Separation of CPG.

Schedule 2 - Reconciliation of Operating Earnings (Non-GAAP) to
Operating Income (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions)	2016	2015	2016	2015
Operating Earnings (Non-GAAP)	$253.9	$248.9	$894.2	$832.1
Items Excluded from Operating Earnings:
Net Revenues:
Weather - compared to normal	(7.2)	(27.1)	(12.4)	(15.6)
Operating Expenses:
Plant retirement costs(1)	(22.1)	—	(22.1)	—
Environmental costs(2)	—	(0.7)	—	(10.7)
Transaction costs(3)	(0.3)	(1.2)	(2.5)	(4.3)
Gain (loss) on sale of assets and impairments, net	0.6	(0.4)	1.0	(1.6)
Total items excluded from operating earnings	(29.0)	(29.4)	(36.0)	(32.2)
GAAP Operating Income	$224.9	$219.5	$858.2	$799.9
(1) Represents costs incurred associated with the planned retirement of Units 7 and 8 at Bailly Generating Station. Includes costs for contract termination, employee severance and write downs of materials and supplies inventory balances.
(2) Represents costs incurred for liability adjustments at identified Superfund sites.
(3) Represents costs incurred associated with the Separation of CPG.